Exhibit 99.01

FOR IMMEDIATE RELEASE

Versant Contact:

Lee McGrath

Chief Financial Officer

Versant Corporation

1-800-VERSANT

510-789-1500

lmcgrath@versant.com

Versant IR Contact:

Scott Liolios

Liolios Group, Inc.

949-574-3860

scott@liolios.com

Versant Announces Positive Net Income for First Quarter 2005

Other Highlights Include Positive Operating Cash Flow and Record First Quarter Revenues

Fremont, California, March 9, 2004 - Versant Corporation (NASDAQ: VSNT), today announced its results for the first quarter of fiscal year 2005 ended January 31, 2005.

For the first quarter ended January 31, 2005, Versant reported total revenues of $6.6 million. License revenues for the first quarter were $3.5 million, representing 19% growth over the previous quarter. Services revenues for the first quarter were $3.1 million. Net income for the first quarter of 2005 was $345,000, or $0.01 per share with a positive cash flow from operations.

“Starting the year strongly is always important, and beginning 2005 with a record Q1 revenues puts us right where we wanted to be.” said Nick Ordon, Versant’s president and chief executive officer. “There is some seasonality to our business, but setting early momentum gives a solid start toward the business and strategic goals for the year.”

“The early release of Versant Open Access .NET during the quarter combined with the newly- signed partnership with Microsoft is a strategic milestone, and represents a significant step for Versant,” said Ordon. “This product expands Versant’s access to the Microsoft development community. We already have several key customers in the evaluation phase with this product.”

Comparatively, revenues for Q1 2005 were up 6% over Q4 2004. Operating expenses for Q1 2005 decreased by 45% from Q4 2004, or by 10% when the Q4 2004 restructuring charges are excluded. Net income per share for Q1 2005 was $0.01 per share compared to a net loss of $0.12 per share for Q4 2004.

Key Highlights

•                  Strongest Q1 revenues in the company’s history

•                  Positive net income and cash flow from operations for Q1, driven by high license revenue mix

•                  Solid follow-on orders from Ericsson, Nortel, Vignette, and PeopleSoft

•                  Early release of Versant Open Access .NET and membership in the Microsoft Visual Studio Industry Partners (VSIP) program

Operating Results Outlook

The following statements are projections and forward-looking statements that are based on management’s estimates as of March 9, 2005.

Ordon said, “We currently estimate revenue growth for the second quarter of 2005, over the same quarter of 2004. Revenue is expected to be in the range of $5.3 to $6.0 million with an estimated EPS in the range of a loss of $0.02 per share to break-even while generating positive cash flow throughout the range. Looking at the full fiscal year 2005, we expect growth in revenues over 2004 and to generate positive net income and positive cash flow.”

About Versant Corporation

Versant Corporation (NASDAQ: VSNT) is an industry leader in specialized data management and open data access software. Using Versant’s solutions, customers cut hardware costs, speed and simplify development, significantly reduce administration costs and deliver products with a strong competitive edge. Versant’s solutions are deployed in a wide array of industries including telecommunications, financial services, transportation, manufacturing, and defense. With over 50,000 installations, Versant has been a highly reliable partner for over 15 years for Global 2000 companies such as British Airways, US Government, Financial Times, IBM, and MCI. For more information, call 510-789-1500 or visit www.versant.com.

Forward Looking Statements Involve Risks and Uncertainties

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. These forward-looking statements include: statements regarding forecasts of ranges for Versant’s estimated revenues and earnings per share for the second fiscal quarter of 2005; statements regarding Versant’s expectations for revenue growth, positive income and positive cash flow in fiscal 2005; statements regarding Versant having an solid start for its fiscal year performance; expectations of additional business from existing resellers; the impact of Versant’s Open Access for .NET combined with the newly signed partnership with Microsoft; and the broadening of markets beyond traditional areas. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and these forward-looking statements involve significant risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements. These risk and uncertainties include, without limitation; the inability to achieve revenue expectations as a result of delays in the sales cycle for our products and services, changing markets demands and the performance of our resellers; the possibility that existing value added resellers may not remain committed to our software or that their sales activity may not keep pace with their historical results; that future sales levels will not meet expectations or may be delayed; the potential short-term impact to revenues as a result of changes in field operations; the possibility that additional integration actions may be necessary with respect to the merger with Poet which may increase our operating expenses or other costs and adversely affect our operating results; the uncertainty as to the impact and duration of the current market reductions in corporate IT spending; the possibility that additional restructuring actions may be required; and the company’s ability to successfully manage its costs and operations and maintain its working capital. The forward-looking statements contained in this press release are made only as of the date of this press release, and the

Company assumes no obligation to publicly update any forward-looking statement. Investors are cautioned not to place undue reliance on forward-looking statements. Additional information concerning factors that could cause results to differ can be found in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s most recent Annual Report on Form 10-K for the year ending October 31, 2004 and its Quarterly Reports on Form 10-Q for the quarters ending January 31, 2004, April 30, 2004, and July 31, 2004, and its reports on Form 8-K.

Versant is either a registered trademark or trademark of Versant Corporation in the United States and/or other countries. All other products are a registered trademark or trademark of their respective company in the United States and/or other countries.

Conference Call Information

Versant will host a teleconference to discuss Q1 2005 results today after markets close. The details for the earnings call are as follows:

Date:	Wednesday, March 9, 2005
Time:	1:30 PM Pacific (4:30 PM Eastern)
Dial-in number:	1-800-247-9979
International:	1-973-935-2401
Internet Simulcast:*	http://www.viavid.net/detailpage.aspx?sid=00002335

*Windows Media Player needed for simulcast. Simulcast is voice only.

Dial in 5-10 minutes prior to the start time. An operator will request your name and organization and ask you to wait until the call begins. If you have any difficulty connecting, please call the Liolios Group at (949) 574-3860.

A replay of the conference call will be available until March 16, 2005**

Replay number: 1-877-519-4471
International Replay number: 1-973-341-3080
Internet Simulcast:	http://www.viavid.net/detailpage.aspx?sid=00002335

** Enter the playback pass code 5782569 to access the replay

VERSANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except for par value)

	January 31, 2005	October, 31 2004
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$3,554	$3,313
Restricted cash	320	320
Trade accounts receivable, net	5,388	5,121
Other current assets	536	823
Total current assets	9,798	9,577

Property and equipment, net	676	742
Goodwill	16,945	16,895
Intangible assets, net	4,600	4,770
Other assets	383	561
Total assets	$32,402	$32,545

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$775	$839
Accrued liabilities	3,840	4,307
Deferred revenue	3,268	3,027
Deferred rent	102	93
Total current liabilities	7,985	8,266

Long term restructuring accrual	952	1,120
Deferred revenue	19	43
Deferred rent	203	237
Total liabilities	9,159	9,666

Stockholders’ equity:
Common stock, $0.00 par value	94,103	94,021
Deferred stock-based compensation	(120)	(146)
Accumulated other comprehensive income	480	569
Accumulated deficit	(71,220)	(71,565)
Total stockholders’ equity	23,243	22,879
Total liabilities and stockholders’ equity	$32,402	$32,545

VERSANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended
	January 31, 2005	October 31, 2004	January 31, 2004

Revenues:
License	$3,491	$2,924	$3,082
Maintenance	1,592	1,727	1,591
Professional services	1,526	1,579	1,693
Total revenues	6,609	6,230	6,366

Cost of revenues:
License	56	51	47
Amortization of acquired technology	195	224	24
Maintenance	418	308	339
Professional services	1,501	1,502	1,476
Total cost of revenues	2,170	2,085	1,886

Gross profit	4,439	4,145	4,480

Operating expenses:
Sales and marketing	1,729	2,001	2,164
Research and development	1,079	1,377	961
General and administrative	1,322	1,261	807
Restructuring charges	—	2,857	—
Total operating expenses	4,130	7,496	3,932

Income (loss) from operations	309	(3,351)	548

Other income (loss), net	81	(161)	97
Income (loss) before provision for income taxes	390	(3,512)	645
Provision for income taxes	45	20	40
Net income (loss) from continuing operations	$345	$(3,532)	$605

Loss from discontinued operations, net of income tax	—	(181)	—
Loss from the sale of discontinued operations, net of income tax	—	(309)	—
Net income (loss)	$345	$(4,022)	$605

Net income (loss) per share:
Basic	$0.01	$(0.12)	$0.04

Diluted	$0.01	$(0.12)	$0.03

Shares used in per share calculation:
Basic	34,772	34,689	14,743

Diluted	35,195	34,689	17,967

VERSANT CORPORATION AND SUBSIDIARIES

GUIDANCE FOR QUARTER ENDING APRIL 30, 2005

(in thousands, except per share amounts)

	Low	High

Revenues	$5,300	$6,000

Net income (loss)	$(600)	$15

Net income (loss) per share	$(0.02)	$—